                                                                       EXHIBIT 9


                          RESTRICTED STOCK AGREEMENT

                                 BY AND AMONG

                              ARTHUR MORRIS, M.D.
                               PAUL BALTER, M.D.
                             MICHAEL CARBON, M.D.
                             DOUGLAS MUFUKA, M.D.
                             ASHUTOSH GUPTA, M.D.
                              GEORGE DUNEA, M.D.
                                CRAIG W. MOORE

                                      AND

                          EVEREST HEALTHCARE II, INC.


                               NOVEMBER 30, 1997

                          RESTRICTED STOCK AGREEMENT
                          --------------------------


     THIS RESTRICTED STOCK AGREEMENT (this "Agreement") is dated this 30th day
                                            ---------
of November, 1997, and is made by and among ARTHUR MORRIS, M.D., PAUL BALTER, M.D., MICHAEL CARBON, M.D., DOUGLAS MUFUKA, M.D., ASHUTOSH GUPTA, M.D., GEORGE DUNEA, M.D., CRAIG W. MOORE (the "Shareholders") and EVEREST HEALTHCARE II,
                                  ------------
INC., a Delaware corporation ("Holding").
                               -------

     WHEREAS, the individual parties hereto were members of Peak Healthcare, L.L.C., a Delaware limited liability company ("Peak"), which was a shareholder
                                               ----
of Everest Healthcare Services Corporation, a Delaware corporation ("Everest");
                                                                     -------
and

     WHEREAS, pursuant to a reorganization (the "Reorganization"), Peak is being
                                                 --------------
incorporated into Holding; and

     WHEREAS, as a condition to the Shareholders receiving shares of capital stock of Holding (the "Shares") pursuant to the Reorganization, the Shareholders
                       ------
have agreed to enter into an agreement with respect to any Shares of Holding owned by the Shareholders, whether acquired pursuant to the Reorganization or otherwise, in order to provide for (a) certain restrictions on the transfer of Shares and (b) certain special voting rights, all as more fully described herein.

     NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                   ARTICLE I
                                   ---------

                          SHARE TRANSFER RESTRICTIONS
                          ---------------------------

     Section 1.01.  Prohibition Against Transfers.  Reference is hereby made to
     ------------   -----------------------------
that certain Shareholders Agreement of even date herewith (the "Shareholders
                                                                ------------
Agreement") among the parties hereto and Peak Liquidating, L.L.C., a Delaware
---------
limited liability company ("Liquidating"), Martin Fox,  Thomas Creel, Paul
                            -----------
Zabetakis, Anthony Unruh, and the Shareholders' Agent (as defined therein). The transfer restrictions of ARTICLE 3 of the Shareholders Agreement are incorporated herein by this reference and deemed to be fully set forth at this place.


                                  ARTICLE II
                                  ----------

                             SPECIAL VOTING RIGHTS
                             ---------------------

     Section 2.01.  General.  In the event any of the matters described in this
     ------------   -------
Article II is put to a vote by the shareholders of Holding or the parties may otherwise cause any such matters to be effected or not effected, the parties hereto agree to vote their shares of Holding or take such actions as may reasonably and lawfully be taken (including, without limitation, voting as members of the Voting Committee under the Shareholders Agreement) in accordance with the provisions of this Article II.

     Section 2.02.  Morris' Veto Rights.  The approval of Arthur Morris shall be
     ------------   -------------------
required for a sale of the equity securities or assets of Liquidating to a third-party (a "Sale of a Company") or a sale of the equity securities or assets of Holding, Everest, or any successor or subsidiary thereof, to a third-party (a "Sale of an Operating Company") resulting in the fair market value of the Company's assets minus the Company's liabilities immediately after such sale plus the amount of any proceeds of such sale distributed to the Interest Holders which were not already included in the fair market value of such assets, being less than $62,023,364. Determination of the fair market value of the Company's net assets shall be made by a majority of the Voting Members (as defined in
Section 2.03) but shall be subject to a request by any such party for an appraisal pursuant to the procedures set forth in SECTION 4.5 of the Operating Agreement dated November 30, 1997 (the "Liquidating Operating Agreement") for
                                        -------------------------------
Liquidating. Such determination shall be computed as if Liquidating had not distributed any stock or assets pursuant to that certain Receivable Distribution Agreement and that certain Stock Distribution Agreement, each of even date herewith. All capitalized terms not otherwise defined herein shall be as defined in the Liquidating Operating Agreement.

     Section 2.03.  Voting Rights for Special Matters.  With respect to each of
     ------------   ---------------------------------
the situations and matters listed in subsections (i)-(vii) below (collectively, the "Special Matters"), approval of the Voting Members regarding Special Matters
     ---------------
shall require approval of Arthur Morris and two other Voting Members or, subject to the following sentence, approval of a majority of the Voting Members hereto. Notwithstanding anything herein to the contrary, any Special Matter may be vetoed by Arthur Morris and any two other Voting Members.

             (i)    Mergers.  A merger, consolidation or reorganization of the
                    -------
     Company or an Operating Company with any Person;

             (ii)   Dispositions.  The sale, assignment, transfer, or other
                    ------------
     disposition of more than 10% of the assets of the Company or an Operating Company (computed on the basis of either book value determined in accordance with generally accepted accounting principles or fair market value) in any transaction or series of related transactions;

             (iii)  Public Offering.  The consummation of any public offering of
                    ---------------
     equity or debt securities of the Company or an Operating Company;

             (iv)   Security Issuances.  The authorization, issuance or entering
                    ------------------
     into any agreement by the Company or an Operating Company providing for the issuance (other than to a direct or indirect wholly-owned Subsidiary of Holding) of (a) any notes or debt securities containing equity features, or
     (b) any equity securities (or any securities convertible into or exchangeable for any equity securities) other than the issuance of such securities in any transaction or series of related transactions to managers of an Operating Company the percentage of which does not exceed 5% of the total, fully-diluted, outstanding equity securities of the Company $500,000 on the date of such issuance as reasonably determined by the Voting Members;

             (v)    Distributions.  Distributions by the Company pursuant to
                    -------------
     SECTION 4.2 or SECTION 4.4 of the Liquidating Operating Agreement and determination of the "fair market value" of any In-Kind Distribution under
     SECTION 4.4 of the Liquidating Operating Agreement;

             (vi)   Indebtedness and Liens. Incur or permit the existence of, or
                    ----------------------
     cause or permit any Operating Company to incur or permit the existence of, indebtedness for borrowed money in amounts greater than $10,000,000 in the aggregate, or allow the creation, incurrence or assumption of, or suffering to exist, any mortgages, pledges, liens, charges or encumbrances on any existing or future property, asset (including the capital stock of Subsidiaries), income or rights in any thereof in amounts in excess of $10,000,000 in the aggregate;

             (vii)  Liquidation.  The liquidation or dissolution of the Company
                    -----------
     or any Operating Company; and

             (viii) Related Party Transactions.  The entering into, or
                    --------------------------
     permitting any Operating Company to enter into, any material transaction with any of the Company's members, interest holders, or affiliates.

     In the event the number of Voting Members changes to five or less, a Special Matter may be approved by a majority of the Voting Members (subject to veto by Arthur Morris and any one other Voting Members) or approved or vetoed by Arthur Morris and any one other Voting Members. In the event the number of Voting Members changes to nine or more, a Special Matter may be approved by a majority of the Voting Members (subject to veto by Arthur Morris and any three other Voting Members) or approved or vetoed by Arthur Morris and any three other Voting Members. The provisions of this ARTICLE 2 shall terminate and be of no further force or effect upon Arthur Morris' no longer being a Voting Member.

     For purposes of this Agreement, "Voting Member" shall mean each individual party hereto so long as such party remains a member of Liquidating and such individual together with his Permitted Transferees under the Liquidating Operating Agreement continue to own at least 90% of the common stock of Holding (or securities into which such stock was converted or exchanged) originally distributed to such member pursuant to the Stock Distribution Agreement.

     Section 2.04.  Further Actions.  The Voting Members shall take all actions
     ------------   ---------------
which they can reasonably take to elect the persons who were the original members of Peak to the board of directors of Holding and Everest.

                                  ARTICLE III
                                  -----------

                                 MISCELLANEOUS
                                 -------------

     Section 3.01.  Holdback Agreement.  The Shareholders (or any successors in
     ------------   ------------------
interest) of the Shares agree not to effect any public sale or distribution of equity securities of Holding, or any securities convertible into or exchangeable or exercisable for such securities, for such period of time prior to and following any Public Offering, as the Board of Directors of Holding may determine to be in the best interest of Holding; provided, such period of time shall not exceed two weeks prior to and one hundred eighty (180) days from the effective date of such Public Offering. "Public Offering" shall mean any
                                          ---------------
offering by Holding of its equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, or any replacement thereof.

     Section 3.02.  Agreement to Sell.  In the event the Board of Directors of
     ------------   -----------------
Holding and the Shareholders of Holding (including the Shareholders voting in accordance with ARTICLE II hereof) approve the sale of substantially all of the assets of Holding, all of the issued and outstanding capital stock of Holding (including the Shareholders voting in accordance with ARTICLE II hereof), or a majority-in-interest of the Shareholders of Holding determine to sell or exchange for shares of a new corporation greater than fifty percent (50%) of the outstanding capital stock of Holding held by such Shareholders (in any case, an "Approved Sale") to a person or group in a single transaction or a series of
 -------------
transactions (which may be structured as a merger or otherwise), the Shareholders agree to consent to and raise no objections to such Approved Sale, and if the Approved Sale is structured as a sale of the capital stock of Holding, the Shareholders agree to participate in such Approved Sale, pro rata, on the same terms and conditions as offered to such other shareholders of Holding in connection with such Approved Sale. The Shareholders agree to take all actions which are necessary in connection with the consummation of any Approved Sale and which are not otherwise inconsistent with the terms hereof.

     Section 3.03.  Further Assurance.  The parties hereto shall from time to
     ------------   -----------------
time, at any party's request and without further consideration, execute and deliver or cause to be executed and delivered such additional instruments as may be necessary to more effectively document or give effect to the undertakings contemplated by this Agreement.

     Section 3.04.  Binding Effect.  This Agreement shall be binding upon the
     ------------   --------------
parties hereto and their heirs, executors, administrators, successors, assigns and any other transferee and the spouse of any individual Shareholder. Each transferee of Shares shall sign an agreement, prior to the consummation of such transfer and as a prerequisite to the registration of the Shares in the name of the transferee, in a form reasonably required by Holding, providing for the transferee's agreement to be bound by the terms and conditions of this Agreement to the same extent as such Shareholder, and, if necessary under the laws of the jurisdiction of such transferee (as determined by counsel to Holding), the spouse of such transferee shall sign an acknowledgement evidencing consent to such transfer in the form attached hereto as EXHIBIT A.

Failure of the transferee and the spouse of the transferee to sign shall not, however, in any way, prevent this Agreement from being binding on the transferee and the transferee's spouse.

     Section 3.05.  Shares Covered by this Agreement.  This Agreement shall
     ------------   --------------------------------
apply to all Shares that are now or hereafter registered in Holding's records in the name of each Shareholder and to all Shares now or hereafter beneficially owned by such Shareholder and to all Shares now or hereafter beneficially owned by such Shareholder pursuant to a trust under which such Shareholder is a beneficiary. It shall also apply to any stock options and any warrants, stock conversion privileges or any other share rights actually or beneficially now or hereafter owned by each Shareholder in Holding and all Shares or rights to Shares of any other corporation into which such Shares may be changed, or for which they may be exchanged, whether through reorganization, recapitalization, stock split-up, combinations of Shares, merger or consolidation.

     Section 3.06.  Waiver.  A party's failure to insist on compliance or
     ------------   ------
enforcement of any provision of this Agreement shall not affect the validity or enforceability or constitute a waiver of future enforcement of that provision or of any other provision of this Agreement by that party or any other party.

     Section 3.07.  Governing Law.  This Agreement shall be governed by the laws
     ------------   -------------
of the State of Delaware, with regard to its principles of conflicts of laws. Any litigation arising out of this Agreement shall be commenced in Cook County, Illinois or such other place as determined by Holding.

     Section 3.08.  Severability.  The invalidity or unenforceability of any
     ------------   ------------
other provision and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had never been in the Agreement.

     Section 3.09.  Entire Agreement.  The parties hereto expressly acknowledge
     ------------   ----------------
that this Agreement and the agreements referenced herein constitute the entire agreement between the parties concerning transfer restrictions of the Shares of Holding, and that all other oral or written agreements of any nature with respect to such matter are hereby superseded and revoked.

     Section 3.10.  Amendment.  This Agreement shall not be modified or amended
     ------------   ---------
except by means of a writing signed by Holding, a majority of the Shareholders parties hereto and by Arthur Morris.

     Section 3.11.  Termination.  Other than with respect to the agreements set
     ------------   -----------
forth in Sections 3.01 and 3.12(b), this Agreement shall terminate upon the occurrence of one or more of the following events, or as otherwise provided by law:

             (a)    dissolution, bankruptcy or receivership of Holding;

             (b)    Holding ceases to conduct any business operation; and

             (c) upon the final distribution of Liquidating's assets or which would have occurred but for the provisions of SECTION 8.2 of the Liquidating Operating Agreement.

Upon termination, the certificates representing the Shares held by each Shareholder shall be surrendered to Holding, which shall issue new certificates for the same number of Shares but without the endorsement required by SECTION 3.13.

     Section 3.12.  Compliance with Securities Laws.
     ------------   -------------------------------

             (a)    Investment Representation. The Shareholders represent that
                    -------------------------
     all Shares have been acquired for investment and not with a view to the sale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"); and that Shareholders have no
                            --------------
     present intention of selling or otherwise disposing of any of the Shares for their own account; and that the Shareholders have been advised that the Shares have not been registered with the Securities and Exchange Commission and may not be offered, sold or otherwise transferred except in compliance with the Securities Act.

             (b)    Covenant to Comply with Securities Laws.  By acceptance of a
                    ---------------------------------------
     certificate evidencing Shares of Holding, the Shareholders agree that at no time shall any of the Shares be transferred in the absence of (i) an effective registration statement under the Securities Act and applicable state securities laws with respect to such Shares at such time, or (ii) an opinion of counsel satisfactory to Holding and its counsel, to the effect that the proposed transfer at such time will not violate the Securities Act or applicable state securities laws.

     Section 3.13.  Endorsement on Share Certificates.  In addition to any
     ------------   ---------------------------------
legends required by the Certificate of Incorporation of Holding or pursuant to federal securities laws, all certificates representing Shares now or hereafter issued by Holding to the Shareholders shall contain the following statement which shall be conspicuously printed or typed on the front or back of the certificate:

          "The Shares of stock represented by this Certificate: (1) are subject to transfer restrictions in accordance with the terms of the Restricted Stock Agreement dated as of November 30, 1997, a copy of which may be obtained without charge by the Shareholders on written request to Holding; (2) have not been registered pursuant to the federal or any applicable state securities laws and cannot be transferred without an opinion of counsel satisfactory to Holding's legal counsel that such transfer will not violate any such securities laws."

     Section 3.14.  Counterparts.  This Agreement may be executed and delivered
     ------------   ------------
in any number of counterparts, each of which when executed and delivered shall be an original instrument, and all of which when taken together shall constitute one agreement.

     Section 3.15.  Specific Performance.  The Shareholders and Holding hereby
     ------------   --------------------
declare that it is impossible to measure in money the damages which may accrue to either of them by reason of the failure of the other party to perform any of its obligations hereunder. Therefore, if any party hereto shall institute any action or proceeding to enforce the provisions of this Agreement, any person (including Holding) against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has or may have an adequate remedy at law and agrees not to urge in any such action or proceeding that such a remedy exists. Furthermore, any party seeking to enforce the provisions of this Agreement shall have the right to petition a court of competent jurisdiction for an injunction or other equitable relief.

     Section 3.16.  Notices.  Any and all offers, acceptances, consents, waivers
     ------------   -------
and other notices required by this Agreement shall be deemed to be sent or delivered when personally delivered to the recipient or when mailed by certified or registered mail with proper first class postage attached thereto, to the parties hereto as follows: (1) in the case of Holding to 101 North Scoville, Oak Park, Illinois 60302, Attention: President, and (2) in the case of the Shareholders or their successors in interest, at the Shareholders' addresses appearing on the books of Holding or at such other address as may be designated by the Shareholders (or their successors in interest). Any notice required to be made within a stated period of time shall be considered timely mailed if postmarked before midnight of the last day of the stated period.

     Section 3.17.  Business Day.  Any reference in this Agreement to "business
     ------------   ------------                                       --------
day" means any day except a Saturday, a Sunday or a day on which banks are
---
required to be closed in the State of Illinois.

     Section 3.18.  References to Gender and Number Terms.  In construing this
     ------------   -------------------------------------
Agreement, feminine or neuter pronouns shall be substituted for those masculine in form and vice versa, and plural terms shall be substituted for singular and
            ----------
singular for plural in any place in which the context so requires.

     Section 3.19.  Headings.  The Article and Section headings in this
     ------------   --------
Agreement are inserted for convenience only and are not part of the Agreement.

     Section 3.20.  No Strict Construction.  The language used in this Agreement
     ------------   ----------------------
will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                    HOLDING:

                    EVEREST HEALTHCARE II, INC.



                    By:       /s/   CRAIG W. MOORE
                              -------------------------------------------
                    Name:           Craig W. Moore
                    Title:          Chairman and Chief Executive Officer


                    SHAREHOLDERS:


                         /s/        ARTHUR MORRIS, M.D.
                    -----------------------------------------------------
                                    Arthur Morris, M.D.


                         /s/        PAUL BALTER, M.D.
                    -----------------------------------------------------
                                    Paul Balter, M.D.


                         /s/        MICHAEL CARBON, M.D.
                    -----------------------------------------------------
                                    Michael Carbon, M.D.


                         /s/        DOUGLAS MUFUKA, M.D.
                    -----------------------------------------------------
                                    Douglas Mufuka, M.D.


                         /s/        ASHUTOSH GUPTA, M.D.
                    -----------------------------------------------------
                                    Ashutosh Gupta, M.D.


                         /s/        GEORGE DUNEA, M.D.
                    -----------------------------------------------------
                                    George Dunea, M.D.


                         /s/        CRAIG W. MOORE
                    -----------------------------------------------------
                                    Craig W. Moore

                                                                       EXHIBIT A
                                                                       ---------

                                SPOUSAL CONSENT
                                ---------------

          The undersigned, being the spouse of _______________________

("Shareholder") who has duly executed and delivered that certain Restricted
 ------------
Stock Agreement among ARTHUR MORRIS, M.D., PAUL BALTER, M.D., MICHAEL CARBON, M.D., DOUGLAS MUFUKA, M.D., ASHUTOSH GUPTA, M.D., GEORGE DUNEA, M.D., CRAIG W. MOORE and EVEREST HEALTHCARE II, INC., and the Shareholder dated as of November 30, 1997, hereby acknowledges that he or she has read and is familiar with its provisions and agrees to be bound by the terms of such Restricted Stock Agreement and to join therein to the extent, if any, that his or her joinder may be necessary. The undersigned hereby agrees that his or her spouse may join in any future amendment or modification of the Restricted Stock Agreement without any further signature, acknowledgement, agreement or consent on his or her part; and further agrees that any interest which he or she may have in the Shares of stock in Holding owned directly or beneficially by his or her spouse shall be subject to the provisions of this Agreement.


                                        _____________________________________
                                        ______________________, spouse of the
                                        Shareholder named above

                                      A-1